EMPLOYMENT AGREEMENT


     AGREEMENT, dated as of May 3, 1999, between WELLSFORD REAL PROPERTIES, INC., a Maryland corporation with offices at 535 Madison Avenue, New York, New York 10022 (the "Company"), and RODNEY F. DU BOIS, an individual residing at 32 Rip Road, Hanover, New Hampshire 03755 (the "Executive").

     WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company.

     IT IS AGREED:

     1. Duties. (a) During the term of the Executive's employment hereunder the Executive shall serve and the Company shall employ the Executive as Vice Chairman of the Board and Chief Operating Officer to perform (i) such executive or administrative services for the Company consistent with those of a Vice Chairman of the Board as may be assigned to the Executive by the Chairman of the Board and the directors of the Company and (ii) such services consistent with those of a Chief Operating Officer for companies engaged in similar activities in the real estate business, as may reasonably be assigned to the Executive by the Chairman of the Board, President or Chief Executive Officer of the Company. The Executive hereby accepts such employment and agrees to perform such services.

     (b) The Executive shall devote such time, attention and energies during business hours to the performance of his duties hereunder as is necessary to properly carry out the responsibilities of his office, provided, however, that the amount of time devoted to his duties shall not exceed 140 days per annum.

     (c) The Executive shall cooperate with the Company, including taking such medical examinations as the Company reasonably shall deem necessary, if the Company shall desire to obtain medical, disability or life insurance with respect to the Executive. Where reasonably possible, the Company shall cooperate with the Executive's request to have such examinations performed by the Executive's personal physician or another physician reasonably acceptable to the Executive.

     (d) The Executive shall work out of the Company's business offices located in Hanover, New Hampshire but shall undertake such reasonable business travel as may be necessary to perform his duties under this Agreement, including without limitation, traveling to the Company's New York offices (for which the Executive shall be reimbursed pursuant to Section 4 below for costs and expenses incurred in connection therewith); provided, that the Executive's business travel shall not, in the aggregate, exceed10 days in any given month.

     2. Employment Term. This Agreement shall commence on May 3, 1999 and shall continue in effect through May 2, 2001.

                              Exhibit 10.87 Page 1
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     3.  Compensation.  For all services  rendered by the Executive  pursuant to this Agreement:

     (a) The  Company  shall  pay to the  Executive  (i) an annual  base  salary consisting of $200,000 per annum ("Cash Compensation") and (ii) 20,000 restricted shares ("Restricted Shares") of common stock, $.01 par value per share, of the Company, to be issued to the Executive on the date hereof, provided that one-eighth of such Shares shall vest quarterly on the second day of each August, November, February and May during the term of this Agreement and the Shares shall be subject to the other terms and conditions set forth in that certain Restricted Share Grant Letter Agreement (the "Restricted Share Agreement") entered into between Executive and the Company as of the date hereof. All Cash Compensation shall be paid bi- weekly or at such other regular intervals, not less frequently than monthly, as the Company may establish from time to time for executive employees of the Company.

     (b) In addition to the compensation set forth in subsection 3(a) above, the Executive shall be awarded such bonus for each calendar year or partial calendar year of his employment hereunder as the Board of Directors of the Company shall determine in their sole discretion. In determining such bonus, the Executive understands that the directors will consider, without limitation, the following factors with respect to the applicable calendar year or partial calendar year: the Company's financial performance, business performance and growth during such period; Executive's responsibilities as an officer of the Company (including his participation in transactions of particular financial or business significance to the Company) during such period; the total compensation package paid to executive officers having similar responsibilities as the Executive who are employed by entities which are similar to the Company; and such other factors as the directors may deem appropriate in their sole discretion. Such bonus may consist of cash; grants of Shares; options to purchase Shares; loans to purchase Shares; share appreciation rights (whether independent of or in conjunction with awards of options); and such other awards as the directors in their sole discretion may deem appropriate and which they believe are in furtherance of the growth of long-term stockholder value of the Company.

                              Exhibit 10.87 Page 2
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     (c) As of the date  hereof,  the  Executive  shall be granted  options (the
"Options") to purchase 100,000 Shares. Options with respect to 50,000 Shares shall vest on each of December 15, 1999 and December 15, 2000. The Options shall have an exercise price of $10.06 per share and other terms and conditions substantially similar to those set forth in the options then most recently granted generally to executive officers of the Company, as more specifically set forth in those certain Share Option Agreements (the "Share Option Agreements") to be entered into between the Executive and the Company as of the date hereof. To the greatest extent reasonably possible, the Company shall use its best efforts to ensure that the options granted to the Executive qualify as incentive stock options. Consistent with the qualification of the Options as incentive stock options, the Options shall have an exercise period equal to the shorter of 10 years from the date hereof or 90 days after the date of termination of Executive's employment with the Company. Notwithstanding the foregoing, in the event that (i) the Executive's employment with the Company is terminated for reasons other than for Cause (as defined below), (ii) the Executive continues to serve as a member of the Company's Board of Directors and (iii) the Executive does not exercise all of the Options within 90 days of such termination, all unexercised Options shall automatically, without any action, be converted into non-qualified stock options generally having the same terms and conditions as are set forth in the Share Option Agreements except that such Options shall be exercisable by the Executive during the remainder of the period that ends on the shorter of 10 years from the date hereof or 5 years from the date that the Executive ceases to serve as a director.

     4. Expenses. (a) The Company shall reimburse the Executive for all out-of-pocket expenses actually and necessarily incurred by him in the conduct of the business of the Company against reasonable substantiation submitted with respect thereto.

     (b) Unless the provisions of subsection 4(c) below shall apply, the Company shall reimburse the Executive for all legal fees and related expenses (including the costs of experts, evidence and counsel) paid by the Executive as a result of
(i) the termination of Executive's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, (iii) the Executive's hearing before the directors as contemplated in subsection 6(c) of this Agreement or (iv) any action taken by the Company against the Executive; provided, however, that the Company shall reimburse the legal fees and related expenses described in this subsection 4(b) only if and when a final judgement has been rendered in favor of the Executive and all appeals related to any such action have been exhausted.

     (c) The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Executive as they become due as a result of (i) the termination of Executive's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment), (ii) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to

                              Exhibit 10.87 Page 3
receive benefits, (iii) the Executive's hearing before the directors as contemplated in subsection 6(c) of this Agreement or (iv) any action taken by the Company against the Executive, unless and until such time that a final judgement has been rendered in favor of the Company and all appeals related to any such action have been exhausted; provided, however, that the circumstances set forth above occurred on or after a change in control of the Company.

     (d) For purposes of this Agreement, a "change in control of the Company" shall be deemed to occur if:

     (i) there shall have occurred a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof, whether or not the Company is then subject to such reporting requirement, provided, however, that there shall not be deemed to be a "change in control" of the Company if immediately prior to the occurrence of what would otherwise be a "change in control" of the Company
(A) the Executive is the other party to the transaction (a "Control Event") that would otherwise result in a "change in control" of the Company or (B) the Executive is an executive officer, trustee, director or more than 5% equity holder of the other party to the Control Event or of any entity, directly or indirectly, controlling such other party,

     (ii) the Company merges or consolidates with, or sells all or substantially all of its assets to, another company (each, a "Transaction"), provided, however, that a Transaction shall not be deemed to result in a "change in control" of the Company if (A) immediately prior thereto the circumstances in
(i)(A) or (i)(B) above exist, or (B) (1) the shareholders of the Company, immediately before such Transaction own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction and (2) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Transaction constitute at least a majority of the members of the board of directors or the board of trustees, as the case may be, of the Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Surviving Corporation, or

     (iii) the Company acquires assets of another company or a subsidiary of the Company merges or consolidates with another company (each, an "Other Transaction") and (A) the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction 50% or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the "Other Surviving Corporation") or (B) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors or the board of trustees, as the case may be, of the Other Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the

                              Exhibit 10.87 Page 4
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outstanding  voting  securities of the Other  Surviving  Corporation,  provided, however, that an Other Transaction shall not be deemed to result in a "change in control" of the Company if immediately prior thereto the circumstances in (i)(A) or (i)(B) above exist.

     5. Benefits. The Executive shall be entitled to such paid vacation time each year and such other medical and other benefits as are afforded from time to time to all executive employees of the Company. The Company shall indemnify the Executive in the performance of his duties pursuant to the bylaws of the Company and to the fullest extent allowed by applicable law, including, without limitation, legal fees.

     6. Earlier Termination. (a) If the Executive shall die during the term of this Agreement, this Agreement shall be deemed to have been terminated as of the date of the Executive's death, and the Company shall pay to the legal representative of the Executive's estate all monies due hereunder prorated through the last day of the month during which the Executive shall have died.

     (b) If the Executive shall fail, because of illness or incapacity, to render the services contemplated by this Agreement for six consecutive months or for shorter periods aggregating nine months in any calendar year, the Company may determine (as set forth in subsection (d) below) that the Executive has become disabled. If within thirty (30) days after the date on which written notice of such determination is given to the Executive, the Executive shall not have returned to the continuing full-time performance of his duties hereunder, this Agreement and the employment of the Executive hereunder shall be deemed terminated and the Company shall pay to the Executive all monies due hereunder prorated through the last day of the month during which such termination shall occur.

     (c) The Company, by written notice to the Executive specifying the reason therefor, may terminate this Agreement for Cause as determined pursuant to subsection (d) below. As used herein, "Cause" shall be defined as actions by the Executive which constitute (i) fraud, illegal or willful misconduct or dishonest conduct, (ii) a breach of any duties, responsibilities or obligations hereunder or (iii) habitual abuse of drugs or alcohol. In such event, the Executive shall be paid the Executive's full base salary through the date of termination at the rate in effect at the time notice of termination is given and the Company shall thereafter have no further obligations to this Executive under this Agreement.

     (d) A determination of disability or Cause shall be made in the reasonable and sole discretion of the Company's Chairman of the Board of the Company. The Company's Board of Directors shall, upon request of the Executive, review the decision of whether the Executive has become disabled or has been discharged, released or terminated for Cause and the Board of Directors shall confirm, modify or reverse such determination in its sole discretion.

     (e) The Company or Executive may terminate this Agreement if any change in control of the Company occurs.

                              Exhibit 10.87 Page 5

     7. Compensation Upon Termination Upon a Change in Control. (a)If after a change in control of the Company the Executive's employment shall be terminated
(i) by the Company other than for Cause or (ii) by the Executive, then (w) the Company shall pay the Executive, not later than the date of termination, all Cash Compensation payable to the Executive under this Agreement through the Termination Date, including compensation for accrued vacation time, (x) the Company shall pay the Executive 2.99 times the "base amount" (the "Base Amount") within the meaning of sections 280G(b)(3) and 280G(d) of the Internal Revenue Code of 1986, as amended (the "Code"), and any applicable temporary or final regulations promulgated thereunder, or its equivalent as provided in any successor statute or regulation, (y) all Restricted Shares granted to the Executive hereunder shall immediately vest in accordance with the terms and conditions of the Restricted Share Agreement and (z) all Options granted to the Executive hereunder shall immediately vest and be exercisable in accordance with the terms of the Share Option Agreements dated as of the date hereof. If Section 280G of the Code (and any successor provisions thereto) shall be repealed or otherwise be inapplicable, then the Base Amount payable under clause (x) above shall equal 2.99 times the average of the Executive's annual compensation during the term of this Agreement. For purposes of determining annual compensation in the preceding sentence, compensation payable to the Executive by the Company shall include every type and form of compensation includible in Executive's gross income in respect of his employment by the Company (including, without limitation, all income reported on an Internal Revenue Service Form W-2), compensation recognized as a result of the Executive's exercise of stock options or sale of the stock so acquired and including, without limitation, any annual bonus payments previously paid to such Executive. For purposes of calculating the Base Amount within the meaning of Sections 280G(b)(3) and 290G(d) of the Code and annual compensation in the second preceding sentence, any income of the Executive that constitutes a "parachute payment" within the meaning of Section 280G(b)2) of the Code shall not be taken into account in making such calculations.

     (b) To the extent any benefits to be granted to the Executive hereunder constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, and the Executive would otherwise be liable for an excise tax pursuant to Code Section 4999, there shall be a reduction in the benefits payable or available to the Executive hereunder such that the total parachute payments will be less than three (3) times the Executive's Base Amount with the result that the excise tax under Code Section 4999 will not be payable; provided, however, that such reduction shall occur only if the Executive shall realize a greater after tax economic benefit by making such reduction than if no reduction were made.

     (c) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 7 be reduced by any compensation earned by him as the result of employment by another employer or by retirement benefits after the date of termination, or otherwise, except as specifically provided in this Section 7.

                              Exhibit 10.87 Page 6
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     8. Protection of Confidential Information; Non-Competition.

     (a) The Executive acknowledges that (i) the Company will suffer substantial damage which will be difficult to compute if the Executive violates any of the provisions of this Section 8, and (ii) the provisions of this Agreement are reasonable and necessary for the protection of the business of the Company.

     (b) The Executive agrees that he will not at any time, either during the term of this Agreement or thereafter, divulge to any person, firm or corporation any material information obtained or learned by him during the course of his employment with the Company, with regard to the operational, financial, business or other affairs of the Company, its officers or directors, except (i) in the course of performing his duties hereunder, (ii) with the Chairman of the Board's or President's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of the Executive's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process.

     (c) Upon termination of his employment with the Company, or any time the Company may so request, the Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints, software and other documents (and all copies thereof) relating to the business of the Company and all property associated therewith, which he may then possess or have under his control.

     (d) For the longer of (i) 1 year from the date hereof or (ii) the term of this Agreement (including any remaining portion of the stated term of this Agreement following the termination of the Executive's employment by the Executive or by the Company for Cause, unless such termination occurs after a change in control of the Company), and provided the Executive's employment has not been terminated by the Company without Cause, the Executive without the prior written permission of the Chairman of the Board or President shall not in the United States, its territories or possessions, directly or indirectly, (i) enter into the employ of or render any services to any person, firm or corporation engaged in any competitive business; (ii) engage in any competitive business for his own account; (iii) become associated with or interested in any competitive business as an individual, partner, shareholder, creditor, director, officer, principal, agent, employee, director, consultant, advisor or in any other relationship or capacity; (iv) employ or retain, or have or cause any other person or entity to employ or retain, any person who was employed or retained by the Company while the Executive was employed by the Company; or (v) solicit, interfere with, or endeavor to entice away from the Company any of its customers or sources of supply. However, nothing in this Agreement shall preclude the Executive from investing his personal assets in the securities of any corporation or other business entity which is engaged in a competitive business if such securities are traded on a national stock exchange or in the over-the-counter market and if such investment does not result in his beneficially owning, at any time, more than 1% of the publicly-traded equity securities of such competitor. A competitive business shall not include any publicly owned enterprise engaged in such a business outside of the geographic regions and states in which the Company operates at the time of the termination of this Agreement.

                              Exhibit 10.87 Page 7
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     (e) If the  Executive  commits  a  breach  of  any  of  the  provisions  of subsection (b) or (d) above, the Company shall have the right and remedy to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the Executive that the services being rendered hereunder to the Company are of a special, unique and extraordinary character and that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. Each of the rights and remedies enumerated in this subsection (e) shall be independent of the other, and shall be severally enforceable, and such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

     (f) If any provision of subsection (b) or (d) is held to be unenforceable because of the scope, duration or area of its applicability, the tribunal making such determination shall have the power to modify such scope, duration, or area, or all of them, and such provision or provisions shall then be applicable in such modified form.

     9. Governing Law; Arbitration. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to New York's conflicts of law principles. Any dispute or controversy arising under this Agreement, or out of the interpretation hereof, or based upon the breach hereof, shall be resolved by arbitration held at the offices of the American Arbitration Association in the City of New York in accordance with the rules and regulations of such association prevailing at the time of the demand for arbitration by either party hereto, and the decision of the arbitrator or arbitrators shall be final and binding upon both parties hereto, provided, however, that the arbitrator or arbitrators shall only have the power and authority to interpret, and not to modify or amend, the terms and provisions hereof. Judgment upon an award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding anything contained in this Section 9, either party shall have the right to seek preliminary injunctive relief in any court in the City of New York in aid of, and pending the final decision in, the arbitration proceeding.

     10. Entire Agreement. This Agreement sets forth the entire agreement of the parties and is intended to supersede all prior employment negotiations, understandings and agree ments. No provision of this Agreement may be waived or changed, except by a writing signed by the party to be charged with such waiver or change.

     11.  Successors;  Binding  Agreement.  This  Agreement  shall  inure to the
benefit  of  and  be   enforceable   by  the   Executive's   personal  or  legal
representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     12. Notices. All notices provided for in this Agreement shall be in writing, and shall be deemed to have been duly given when delivered personally to the party to receive the same, when given by telex, telegram or mailgram, or when mailed first class postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to receive the same at his or its address above set forth, or such other address as the party to receive the same shall have

                              Exhibit 10.87 Page 8
specified by written notice given in the manner provided for in this Section 12. All notices shall be deemed to have been given as of the date of personal delivery, transmittal or mailing thereof.

     13. Severability. If any provision in this Agreement is determined to be invalid, it shall not affect the validity or enforceability of any of the other remaining provisions hereof.

                              Exhibit 10.87 Page 9

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       WELLSFORD REAL PROPERTIES, INC.

                                       By:    /s/ Edward Lowenthal
                                              ----------------------------------
                                              Name: Edward Lowenthal
                                              Title: President


                                       EXECUTIVE:


                                       /s/ Rodney F. Du Bois
                                       ----------------------------------
                                       Rodney F. Du Bois


                             Exhibit 10.87 Page 10
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